Exhibit (a)(7)


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                                  June 30, 2000

TO:         UNIT HOLDERS OF RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP

SUBJECT:    HIGHEST PRICE OFFERED TO PURCHASE YOUR UNITS

Dear Unit Holder:

         As described in the enclosed Offer to Purchase and related Letters of Transmittal (the "Offer"), MP INCOME FUND 15, LLC; MP INCOME FUND 12, LLC; ACCELERATED HIGH YIELD INSTITUTIONAL INVESTORS, LTD.; ACCELERATED HIGH YIELD INSTITUTIONAL FUND, LTD.; MORAGA FUND 1, L.P.; AND MORAGA GOLD, LLC
(collectively the "Purchasers") are offering to purchase up to 60 Units of limited partnership interest (the "Units") in RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership(the "Partnership"). The Purchasers hereby extend the Expiration Date to July 24, 2000, and increase their purchase price to:

                                $45,000 per Unit

        This offer is $3,000 per Unit greater than the $42,000 per Unit currently offered by AIMCO Properties, L.P., which was again increased in response to our Offer. The Offer will provide you with an opportunity to liquidate all, or a portion of, your investment in RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP without the usual transaction costs associated with market sales or partnership transfer fees.

             If you have already tendered your Units to AIMCO Properties, L.P., and you wish to revoke that tender and tender to the Purchasers, you may revoke the prior tender until that offer is terminated by sending a written notice of revocation specifying the Units tendered and your desire to revoke, as provided in the AIMCO tender offer. We have attached a form for use in revoking tenders to AIMCO Properties L.P. If you have questions in this regard, please contact us at the number below.

         After carefully reading the enclosed Offer, if you elect to tender your Units, mail (using the enclosed pre-addressed, postage paid envelope) or telecopy a duly completed and executed copy of the Letter of Transmittal (the blue form) and Change of Address forms, and any other documents required by the Letter of Transmittal, to the Depositary for the Offer at:

                           MacKenzie Patterson, Inc.,
                               1640 School Street
                            Moraga, California 94556
                            Telecopy: (925) 631-9119



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             If you have  already  tendered  Units  by  submitting  a Letter  of
Transmittal (the blue form), there is no need to submit a new transmittal form. All selling Unit holders will receive the highest price offered by the Purchasers regardless of the date of tender or the form used.

        If you have any questions or need assistance, please call the Depository at 800-854-8357.

               This Offer expires (unless extended) July 24, 2000.



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NOTICE OF WITHDRAWAL

             The undersigned hereby withdraws Units heretofore tendered by the undersigned to AIMCO Properties, L.P. pursuant to its tender offer dated May 15, 2000.

Name of person who tendered Units:   __________________________________________

Name of registered Unit holder (if different):  ________________________________

Number of Units to be withdrawn (state "all" if all Units tendered are to be withdrawn): _______


Date: _______________, 2000


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[signature of withdrawing Unit holder]


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[signature of joint  holder, if any]

INSTRUCTIONS:

For a withdrawal to be effective, a written notice of withdrawal must be timely received by the Information Agent at one of its addresses set forth below. Any such notice of withdrawal must specify the name of the person who tendered, the number of units to be withdrawn and the name of the registered holder of such units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person who signed the letter of transmittal in the same manner as the letter of transmittal was signed. The Information Agent for AIMCO Properties, L.P. and its addresses are as follows:


RIVER OAKS PARTNERSHIP SERVICES, INC.

By Mail:              By Overnight Courier:           By Hand:
-------               --------------------            -------
P.O. Box 2065         111 Commerce Road               111 Commerce Road
S. Hackensack, N.J.   Carlstadt, N.J. 07072           Carlstadt, N.J. 07072
  07606-2065          Attn.: Reorganization Dept.     Attn.: Reorganization Dept

To confirm withdrawal by telephone, call toll free: (888) 349-2005